Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
RREEF Property Trust, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading ‘Experts’ in the prospectus.

/s/ KPMG LLP
San Francisco, California
March 15, 2021